     As Filed With the Securities and Exchange Commission on June 5, 2000
                                                Registration No. 333-___________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington. D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                         POWERWAVE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                              11-2723423
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                  2026 McGaw Avenue, Irvine, California 92614
            (Address of Principal Executive Offices)     (Zip Code)

                           -------------------------

                             2000 STOCK OPTION PLAN
                           (Full titles of the plans)

                            ------------------------

                                Bruce C. Edwards
                     President and Chief Executive Officer
                          Powerwave Technologies, Inc.
                  2026 McGaw Avenue, Irvine, California 92614
                    (Name and address of agent for service)

                                 (949) 809-1100
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Nick E. Yocca, Esq.
                               K.C. Schaaf, Esq.
                              Mark L. Skaist, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                               Page 1 of 8 Pages
                            Exhibit Index on Page 8

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
   Title of Securities       Amount To Be     Proposed Maximum         Proposed Maximum                Amount of
    To Be Registered       Registered/(1)/     Offering Price         Aggregate Offering            Registration Fee
                                                  Per Share                  Price
==================================================================================================================================
   Common Stock,
$0.0001 par value          2,640,000 shares          $51.8125 (2)                $136,785,000 (2)               $36,111.24
==================================================================================================================================

   (1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 2000 Stock Option Plan (the "2000 Plan").

   (2) In accordance with Rule 457(h), the aggregate offering price of 2,640,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 2000 Plan is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on May 30, 2000, which was $51.8125 per share.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The following documents are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 2000.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     (a) As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a directors, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The Registrant's Amended and Restated Certificate of Incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Amended and Restated Bylaws provide for a similar indemnity to directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

     (c) The Amended and Restated Certificate of Incorporation also gives the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such persons against any an all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 8.  Exhibits.
-----------------

     The following exhibits are filed as part of this Registration Statement:

     Number                  Description
     ------                  -----------

     4.1             2000 Stock Option Plan (the "2000 Plan").

     4.2             Form of Stock Option Agreement for the 2000 Plan.

     5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

    23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2             Consent of Deloitte & Touche LLP, independent auditors.

    24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.  Undertakings.
---------------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of June, 2000.

                              POWERWAVE TECHNOLOGIES, INC.

                              By:  /s/ Bruce C. Edwards
                                   --------------------
                                    Bruce C. Edwards
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Powerwave Technologies, Inc., do hereby constitute and appoint Bruce C. Edwards and Kevin T. Michaels, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                                     Date
---------                 -----                                     ----

 /s/ Bruce C. Edwards     President, Chief Executive Officer and    June 5, 2000
------------------------
 Bruce C. Edwards         Director (Principal Executive Officer)

 /s/ Kevin T. Michaels    Senior Vice President, Finance and        June 5, 2000
------------------------
 Kevin T. Michaels        Chief Financial Officer (Principal
                          Financial and Accounting Officer)

 /s/ John L. Clendenin    Chairman of the Board of Directors        June 5, 2000
------------------------
 John L. Clendenin

                          Director
------------------------
 Gregory M. Avis

 /s/ Eugene L. Goda       Director                                  June 5, 2000
------------------------
 Eugene L. Goda

 /s/ David L. George      Director                                  June 5, 2000
------------------------
 David L. George

Signature                 Title                                     Date
---------                 -----                                     ----

                          Director

----------------------
 Andrew Sukawaty

 /s/ Safi U. Qureshey     Director                                  June 5, 2000
----------------------
 Safi U. Qureshey
                          Director
----------------------
 Carl W. Neun

                                 EXHIBIT INDEX

    Number                                Description
------------    ----------------------------------------------------------

     4.1        2000 Stock Option Plan (the "2000 Plan").

     4.2        Form of Stock Option Agreement for the 2000 Plan.

     5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

    23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

    23.2        Consent of Deloitte & Touche LLP, independent auditors

    24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).